UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

Amgen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks California	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(805) 447-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 par value	AMGN	The Nasdaq Stock Market LLC
1.250% Senior Notes Due 2022	AMGN22	The Nasdaq Stock Market LLC
2.000% Senior Notes Due 2026	AMGN26	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On July 29, 2021, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed S. Omar Ishrak as a director of the Company, effective immediately. Dr. Ishrak is the former Executive Chairman and Chairman of the Board of Directors of Medtronic plc, a global medical technology company. Dr. Ishrak served as Executive Chairman from April 2020, and Chairman of Medtronic from 2011 to December 2020. Dr. Ishrak served as the Chief Executive Officer of Medtronic from 2011 to April 2020. Prior to joining Medtronic, Dr. Ishrak served as President and Chief Executive Officer of GE Healthcare Systems, a provider of medical imaging and diagnostic technology and a division of GE Healthcare, from 2009 to 2011. Dr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004.

Dr. Ishrak is Chairman of the Board of Intel Corporation, a multinational corporation and technology company, and Chairman of the Board of Compute Health Acquisition Corporation, a special purpose acquisition company.

Dr. Ishrak will serve as a member of the Board’s Corporate Responsibility and Compliance Committee and its Compensation and Management Development Committee, effective as of July 30, 2021. Following the appointment of Dr. Ishrak, the Board will be composed of 12 directors, 11 of whom are independent.

There are no transactions between Dr. Ishrak (or any member of his immediate family) and the Company (or any of its subsidiaries) and there is no arrangement or understanding between Dr. Ishrak and any other persons or entities pursuant to which Dr. Ishrak was appointed as a director of the Company.

Upon the effective date of his appointment to the Board, Dr. Ishrak will be entitled to our standard director compensation, and, thus, will receive a pro-rated portion of the (i) annual retainer of $105,000 and (ii) committee member meeting retainers of $12,500 through December 31, 2021. Under our director equity program, non-employee directors receive an annual grant of fully vested restricted stock units with a grant date fair value of $210,000 (rounded down to the nearest whole number of shares of stock), measured by the closing market price of a share of Common Stock on the date of grant (the date of the annual meeting of stockholders). Accordingly, Dr. Ishrak will receive a pro-rated portion (10/12) of the annual grant of fully vested restricted stock units on the date that is two business days after the release of the Company’s 2021 second quarter earnings. In accordance with the Company’s policy, Dr. Ishrak will also be entitled to reimbursement of his expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management.

A copy of the press release announcing Dr. Ishrak’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document Description

99.1	Press release dated July 29, 2021.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: July 29, 2021	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Executive Vice President, General Counsel and Secretary